Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Lillian D. Etzkorn, CFO
Phone: (574) 535-1125
E Mail: Investors@lci1.com

LCI Industries and Patrick Industries Terminate Discussions Regarding Potential Merger of Equals

ELKHART, IN, May 4, 2026 – (Business Wire) LCI Industries (NYSE: LCII) today announced that the company and Patrick Industries (NASDAQ: PATK) have terminated discussions regarding a potential merger of equals, as the companies were unable to reach mutually agreeable terms. LCI Industries and Patrick Industries each previously confirmed discussions on April 17 and noted there could be no assurance that any such agreement would be reached.

As previously announced, LCI Industries will release its first quarter 2026 financial results before the market opens on Tuesday, May 5, 2026. LCI Industries will also host a conference call and webcast to discuss its first quarter 2026 results on Tuesday, May 5, 2026, at 8:30 a.m. ET. Additional information is available here: https://investors.lci1.com/news/news-details/2026/LCI-Industries-First-Quarter-2026-Conference-Call-Scheduled-for-May-5-2026-at-830-a-m--ET/default.aspx

About LCI Industries

LCI Industries (NYSE: LCII), through its Lippert subsidiary, is a global leader in supplying engineered components to the outdoor recreation and transportation markets. We believe our innovative culture, advanced manufacturing capabilities, and dedication to enhancing the customer experience have established Lippert as a reliable partner for both OEM and aftermarket customers. For more information, visit www.lippert.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" with respect to a potential transaction and the anticipated timing, terms, and completion of any such transaction, and other matters. Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements are based on current expectations and assumptions and are subject to a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, the risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

Contacts
Lillian D. Etzkorn, CFO
(574) 535-1125
Investors@LCI1.com

Media
FGS Global
Andy Duberstein/Mike DeGraff/Hayley Cook
LCIIndustries@fgsglobal.com